Exhibit 99.1
Neustar Reports Results for First Quarter 2016

STERLING, VA, April 28, 2016 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information services, today announced results for the quarter ended March 31, 2016, and updated its guidance for full-year 2016.
Results for First Quarter 2016 Compared to First Quarter 2015

•	Revenue increased 14% to $287.3 million

•	Marketing Services revenue increased 55% to $57.7 million

•	Security Services revenue increased 23% to $48.6 million

•	Net income of $31.4 million or $0.57 per share
Non-GAAP Results for First Quarter 2016 Compared to First Quarter 2015

•	Adjusted EBITDA of $119.7 million or a margin of 42%

•	Adjusted net income of $58.4 million or $1.06 per share
“Once again, our Information Services delivered strong organic revenue growth, led by 25% in Marketing Services and 10% in Security Services. And after owning MarketShare for a full quarter, we are even more confident in the strategic fit of this acquisition,” said Lisa Hook, Neustar’s President and Chief Executive Officer. “It is clear that the combination of our teams, powerful analytics and unique authoritative identity framework positions us favorably to capitalize on tremendous opportunities and drive shareholder value. The power of the combination is demonstrated by recent customer wins such as Audi UK, Deutsche Telecom and Angie's List. Long-term prospects remain strong, although near-term integration-related factors contributed to our revised view of 2016 revenue expectations.”
Paul Lalljie, Neustar’s Chief Financial Officer, added, “Information Services continued to build on its momentum from last year, generating 9% organic revenue growth for the quarter. In addition to strong organic results, the combined revenue for the quarter from our 2015 acquisitions reflected double-digit revenue growth as compared with their combined revenue for their first quarter of 2015.  For 2016, our capital allocation strategy will focus on using the majority of our free cash flow to pay down debt, and our recent prepayment of $25 million demonstrates our commitment to this strategy.”
Discussion of First Quarter Results
Neustar's year-over-year quarterly revenue growth of 14% was driven primarily by strong demand for our Marketing Services and our Security Services. In particular, Marketing Services revenue grew 25% organically and included $11.3 million from MarketShare. Security Services revenue grew 10% organically and included $4.9 million from Bombora. Data Services revenue declined 7% when adjusted for the $9.2 million decrease in revenue from the expiration of the common short codes contract in 2015 and the contribution of $16.9 million from the TNS assets.

Comparing first quarter 2016 results to the corresponding period in 2015:

•
Revenue from Marketing Services increased 55% to $57.7 million driven by increased demand for Neustar's services that help its clients make high-impact decisions to promote and protect their businesses.

•
Revenue from Security Services increased 23% to $48.6 million driven by an increase in domain names under management, and an increase in demand for Neustar's DNS Services, particularly its DDoS mitigation services.

•
Revenue from Data Services increased 10% to $53.2 million driven by revenue from the acquisition of the TNS assets partially offset by a $9.2 million decrease in revenue driven by the expiration of the common short codes contract in 2015.

•	Revenue from NPAC Services increased 1% to $127.8 million driven by statements of work under Neustar's contracts to provide local number portability services.
Total operating expense for the first quarter of 2016 increased 30% to $222.9 million from $171.9 million in the first quarter of 2015. This $51.0 million increase was attributable primarily to operational expenses associated with businesses acquired in 2015.
Neustar ended the quarter with cash and cash equivalents of $69.8 million compared to $89.1 million as of December 31, 2015, and $358.4 million as of September 30, 2015. Neustar's outstanding debt under its term facilities and senior notes was $1.1 billion as of March 31, 2016. Additionally, Neustar paid $52 million of principal under its term loan facility, including a $25 million voluntary prepayment of principal after the quarter ended.
Business Outlook for 2016
Neustar updated its guidance to reflect a lower contribution from its recent acquisition of MarketShare, which was partially offset by stronger than expected organic Information Services revenue performance.  All of the measures used by Neustar for guidance assume that it will remain the local number portability administrator for 2016.

•
Revenue to range between $1.22 billion to $1.24 billion or growth of 16% to 18% with a midpoint of $1.23 billion; previous revenue guidance range of $1.22 billion to $1.26 billion with a midpoint of $1.24 billion

•
Information Services revenue to range between $715 million to $735 million or growth of 32% to 35% with a midpoint of $725 million; previous revenue guidance range of $715 million to $755 million with a midpoint of $735 million

•
Adjusted EBITDA to range between $555 million to $565 million or a margin of 45% to 46% with a midpoint of $560 million; previous adjusted EBITDA guidance range of $555 million to $575 million with a midpoint of $565 million

•	Adjusted net income range to remain between $278 million to $298 million or a margin of 23% to 24% with a midpoint of $288 million

•	Adjusted net income per share range to remain between $5.03 to $5.39 or growth of 6% to 13% with a midpoint of $5.21

Conference Call
As announced on April 14, 2016, Neustar will conduct an investor conference call to discuss the company's results today at 4:30 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the company's website (www.neustar.biz). Those listening via the Internet should go to the website 15 minutes early to register, download and install any necessary audio software.
The conference call is also accessible via telephone by dialing 866-675-4790 (international callers dial 913-312-0963) and entering PIN 7123574.  For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) May 5, 2016 by dialing 877-870-5176 (international callers dial 858-384-5517) and entering PIN 7123574, or by going to the Investor Relations tab of the company's website (www.neustar.biz).
Neustar will take questions from securities analysts and institutional investors; the complete call is open to all other interested parties on a listen-only basis.
This press release, the financial tables and other supplemental information are available on the company's website under the Investor Relations tab. The supplemental information includes reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures. These non-GAAP measures may be used periodically by management when discussing the company's financial results with investors and analysts.
About Neustar, Inc.

Neustar, Inc. (NYSE:NSR) is the first real-time provider of cloud-based information services, enabling marketing and IT security professionals to promote and protect their businesses. With a commitment to privacy and neutrality, Neustar operates complex data registries and uses its expertise to deliver actionable, data-driven insights that help clients make high-value business decisions in real time, one customer interaction at a time. More information is available at www.neustar.biz
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company's expectations and beliefs about its future results, such as its guidance regarding future results of operations. The company has attempted, whenever possible, to identify these forward-looking statements by using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the company's business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated.

These potential risks and uncertainties that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, the uncertainty of future revenue, expenses and profitability and potential fluctuations in quarterly results due to such factors as modifications to, terminations or expirations of, or failures to renew (or announcements related to any of the foregoing) the company's material contracts, including its contracts to serve as the Local Number Portability Administrator, disruptions to the company's operations resulting from network disruptions, security breaches or other events, or an inability to obtain high quality data on favorable terms or otherwise; general economic conditions in the regions and industries in which the company operates; the financial covenants in the company's secured indebtedness and their impact on the company's financial and business operations; the company's indebtedness and the impact that it may have on the company's financial and operating activities; the company's ability to incur additional debt; the variable interest rates applicable under the company's indebtedness and the effects of changes in those rates; the company’s ability to repay its debt, on or ahead of scheduled repayment dates; the company’s ability to identify and successfully complete acquisitions and to integrate and support the operations of the businesses the company acquires; the company’s ability to realize the expected benefits of acquisitions at the expected times or at all; the ability of acquired businesses to retain their existing business relationships and key employees; increasing competition; market acceptance of the company’s existing services; the company's ability to successfully develop and market new services and the uncertainty of whether new services will achieve market acceptance or result in any revenue; the company’s ability to raise additional capital on favorable terms or at all; business, regulatory and statutory changes related to the communications, Internet and Information Services industries; and the impact on the company of any litigation, arbitration, investigation or other similar proceeding. More information about risk factors, uncertainties and other potential factors that could affect the company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company's Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent periodic and current reports. All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2016
	(unaudited)
Revenue	$251,388	$287,298
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	64,158	91,351
Sales and marketing	46,734	55,323
Research and development	6,454	7,549
General and administrative	24,657	27,518
Depreciation and amortization	29,924	38,482
Restructuring charges	—	2,664
	171,927	222,887
Income from operations	79,461	64,411
Other (expense) income:
Interest and other expense	(6,722)	(17,111)
Interest income	226	174
Income before income taxes	72,965	47,474
Provision for income taxes	26,751	16,099
Net income	$46,214	$31,375
Net income per common share:
Basic	$0.83	$0.58
Diluted	$0.81	$0.57
Weighted average common shares outstanding:
Basic	55,974	53,953
Diluted	56,849	54,940

NEUSTAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2015	March 31, 2016
	(audited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,097	$69,844
Restricted cash	2,363	2,619
Accounts receivable, net	167,593	189,010
Unbilled receivables	17,712	14,106
Prepaid expenses and other current assets	30,216	39,337
Deferred costs	6,676	7,637
Income taxes receivable	5,883	—
Total current assets	319,540	322,553
Property and equipment, net	147,764	143,855
Goodwill	1,186,983	1,190,409
Intangible assets, net	529,279	507,249
Other assets, long-term	18,681	18,229
Total assets	$2,202,247	$2,182,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,392	$19,609
Accrued expenses	134,632	99,312
Deferred revenue	91,006	94,240
Notes payable	131,272	132,749
Capital lease obligations	4,791	4,145
Income taxes payable	—	1,173
Other liabilities	10,875	11,345
Total current liabilities	400,968	362,573
Deferred revenue, long-term	22,998	23,558
Notes payable, long-term	957,509	933,696
Capital lease obligations, long-term	1,831	1,034
Deferred income tax liabilities, long-term	38,701	50,809
Other liabilities, long-term	56,741	58,020
Total liabilities	1,478,748	1,429,690
Total stockholders’ equity	723,499	752,605
Total liabilities and stockholders’ equity	$2,202,247	$2,182,295

Reconciliation of Non-GAAP Financial Measures
In this press release and in other statements, Neustar presents certain non-GAAP financial measures. These non-GAAP financial measures have limitations and may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. These reconciliations should be carefully evaluated. Prior disclosures of non-GAAP figures may not exclude the same items and as such should not be used for comparison purposes.

Reconciliation of Net Income to Adjusted Net Income and Adjusted EBITDA
The following tables reconcile net income to adjusted net income and adjusted EBITDA, respectively, for the three months ended March 31, 2015 and 2016 and the year ending December 31, 2016. Management believes that these measures enhance investors’ understanding of the company’s financial performance and the comparability of the company’s results to prior periods, as well as against the performance of other companies.

	Three Months Ended March 31,		Year Ending December 31,
	2015	2016	2016 (1)
	(in thousands, except per share data) (unaudited)
Revenue	$251,388	$287,298	$1,230,000

Net income	$46,214	$31,375	$186,500
Add: Stock-based compensation	8,230	9,876	46,000
Add: Amortization of acquired intangible assets	15,718	24,275	95,000
Add: Restructuring charges (2)	—	2,664	8,000
Add: Acquisition and integration related costs (3)	—	4,149	5,000
Less: Adjustment for provision for income taxes (4)	(8,780)	(13,891)	(52,500)
Adjusted net income	$61,382	$58,448	$288,000
Adjusted net income margin (5)	24%	20%	23%
Adjusted net income per diluted share	$1.08	$1.06	$5.21
Weighted average common shares outstanding - diluted	56,849	54,940	55,300

Net income	$46,214	$31,375	$186,500
Less: Provision for income taxes	26,751	16,099	96,000
Add: Interest expense	6,460	16,566	62,500
Add: Depreciation and amortization	29,924	38,482	156,000
Add: Non-cash other (income) and expense, net (6)	262	545	—
Add: Stock-based compensation	8,230	9,876	46,000
Add: Restructuring charges (2)	—	2,664	8,000
Add: Acquisition and integration related costs (3)	—	4,149	5,000
Add: Other adjustments (7)	97	94	—
Less: Interest income	(226)	(174)	—
Adjusted EBITDA	$117,712	$119,676	$560,000
Adjusted EBITDA margin (8)	47%	42%	46%

(1)	The amounts expressed in this column represent the midpoint of the company's guidance as of the date of this press release.

(2)	Amounts represent restructuring charges related to the termination of certain employees and reduction in or closure of leased facilities.

(3) Amounts represent costs incurred by the company in connection with completed acquisitions and related integration activities.

(4)
Adjustments reflect the estimated impact of income taxes, using the effective tax rate for the applicable period, on stock-based compensation, amortization of acquired intangible assets, restructuring charges, and tax deductible acquisition and integration related costs.

(5)	Adjusted net income margin is a measure of adjusted net income as a percentage of revenue.

(6)	Amounts represent (gain)/loss on foreign currency transactions and (gain)/loss on asset disposals.

(7)	Amounts represent non-cash (gain)/loss resulting from certain transactions.

(8)	Adjusted EBITDA margin is a measure of adjusted EBITDA as a percentage of revenue.

Contact Info:

Investor Relations Contact: Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Press Contact: Lara Wyss (415) 659-6154 PR@neustar.biz